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                                                                       EXHIBIT 1

                                                                Draft:  12/30/98


                                2,000,000 SHARES

                           TOWER FINANCIAL CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                __________, 1999

Roney Capital Markets,
   a division of First Chicago Capital Markets, Inc.
McDonald Investments Inc.
c/o Roney Capital Markets
One Griswold
Detroit, Michigan 48226

Ladies and Gentlemen:

         Tower Financial Corporation, an Indiana corporation (the "Company"), proposes to issue and sell 2,000,000 shares (the "Firm Shares") of its authorized but unissued Common Stock (the "Common Stock") to the Underwriters named in Schedule I attached hereto (the "Underwriters"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 300,000 shares (the "Optional Shares") to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "Shares."

         1.       SALE AND PURCHASE OF THE SHARES.

                  (a) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase, the Firm Shares at a purchase price of $_____ per Share.

                  (b) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the policies of the National Association of Securities Dealers, Inc. (the "NASD"), and pursuant to directions from the Company, the Underwriters will offer to sell to each of the persons listed on Exhibit A (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under the Conduct Rules of the
         NASD) the number of Shares set forth opposite their respective names on Exhibit


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         A. The parties agree that the securities purchased and sold under this subparagraph shall constitute "issuer directed securities" sold to the issuer's employees or directors or other persons under the Interpretation.

                  (c) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriters an option to purchase all or any part of the Optional Shares at a price per Share of $_____. The over-allotment option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time or times on or before 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 4 below), in each case upon written or transmitted facsimile notice, or verbal notice confirmed by transmitted facsimile, written or telegraphic notice, by the Underwriters to the Company no later than 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date or at least three but not more than five full business days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to the Underwriters and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, at 10:00 a.m., Detroit time, on such date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first date that any of the Shares are released by the Underwriters for sale to the public, as the Underwriters shall designate by at least 48 hours prior notice to the Company (the "Firm Shares Closing Date"); provided, however, that if the Prospectus (as defined in Section 4 below) is at any time prior to the Firm Shares Closing Date recirculated to the public, the Firm Shares Closing Date shall occur upon the later of the third or fourth, as the case the may be, full business day following the first date that any of the Shares are released by the Underwriters for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

            To the extent the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares, and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Honigman Miller Schwartz and Cohn specified above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section 1(c) (such time and date of delivery and payment are called the "Optional Shares Closing



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Date"). The Firm Shares Closing Date and the Optional Shares Closing Date are
called, individually, a "Closing Date" and, collectively, the "Closing Dates."

            Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as the Underwriters shall request at least two full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in Section 1(c), and shall be made available to the Underwriters for checking and packaging, at such place as is designated by the Underwriters, at least one full business day before the Closing Date.

         3. PUBLIC OFFERING. The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as the Underwriters deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute each preliminary prospectus (other than the preliminary prospectus included in the initial filing of the Registration Statement) and are authorized to distribute the Prospectus (as from time to time amended or supplemented).

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to the Underwriters and agrees with the Underwriters as follows:

            (a) The Company has carefully prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (No. 333-67235), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus included as a part of the Registration Statement prior to the effectiveness thereof or filed with the Commission pursuant to Rule 424(a) of the Rules. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement"; provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus



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         included in the Registration Statement at the time such Registration
         Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Underwriters shall reasonably object in writing after being furnished with a copy thereof.

                  (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply in all material respects with the applicable provisions of the Securities Act and the Rules, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by Roney Capital Markets, specifically for use in connection with the preparation thereof.

                  (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

                  (d) PricewaterhouseCoopers, LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods



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         covered by their report were, independent public accountants as required by the Securities Act and the Rules.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Indiana. The Company's subsidiary, Tower Bank & Trust Company, an Indiana banking corporation (the "Bank"), has been duly organized and is validly existing as a banking corporation in good standing under the Indiana Financial Institutions Act (the "Banking Code") and is currently limited to the transaction of only such business as is incidental and necessarily preliminary to its organization. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Indiana which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Indiana. The Bank has no directly or indirectly held subsidiary, and the Bank is the sole subsidiary held directly or indirectly by the Company. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares, except for such authorizations, approvals, consents, orders, licenses, certificates, permits, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (f) The application for permission to organize the Bank (the "DFI Application") was approved by the Department of Financial Institutions of the State of Indiana (the "DFI") on ________, 1998, pursuant to Order No._________, subject to certain conditions specified in the Order and supplemental correspondence from the DFI dated the same date. The Order and supplemental correspondence from the DFI are collectively referred to in this Agreement as the "DFI Order." All conditions contained in the DFI Order have been satisfied, except those conditions relating to paid-in capital of the Bank, maintenance of capital ratios and valuation reserves, completion of the DFI's preopening investigation and the issuance by the DFI of a certificate to commence business. The Bank's application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution (the "FDIC Application") under the provisions of the Federal Deposit Insurance Act, as amended, was approved by order of the FDIC dated ________, 1998 (the "FDIC Order"), subject to certain conditions specified in the FDIC Order. All conditions contained in the FDIC Order required to be satisfied before the date of this Agreement have been satisfied. The Bank's application to the Board of Governors of the Federal Reserve System (the "FRB") to become a member of the Federal Reserve System (the "FRB Application") was approved by order of the FRB dated ________, 1998 (the "FRB Order"), subject to certain conditions specified in the FRB Order. All conditions contained in the FRB Order required to be satisfied before the date of this Agreement have been satisfied. The Company's application to the FRB to become a bank holding company and




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         acquire all issued capital stock of the Bank (the "Holding Company
         Application") under the Bank Holding Company Act of 1956, as amended, was approved by order of the FRB, dated _________, 1999 (the "Holding Company Approval"), subject to certain conditions specified in the Holding Company Approval. All conditions in the Holding Company Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the DFI Application, FDIC Application, FRB Application and Holding Company Application, as amended at their respective times of approval, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the DFI Order, FDIC Order, FRB Order and Holding Company Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

                  (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

                  (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus.
         The Company has not infringed, is not infringing, and has not received any notice of infringement of, any Intangible of any other person.

                  (i) The Company has a valid and enforceable leasehold interest in the real property located at 116 East Berry Street, Suite ____, Fort Wayne, Indiana. Such leasehold interest is free and clear of all liens, encumbrances, claims, security interests and defects.

                  (j) There are no litigation or governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank, and to the best of the Company's knowledge, there is no reasonable basis for any such litigation, proceedings or



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         investigations, which in any such case would have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

                  (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

                  (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

                  (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

                  (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation in any material respect of any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                  (o) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, (a) any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses is bound or affected, or (b) any franchise, license, permit, judgment, decree, order, statute, rule or regulation or (ii) violate any provision of the articles of incorporation or bylaws of the Company or the Bank, except, in any



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         such case referred to in this paragraph (o), those which are immaterial in amount or effect.

                  (p) The Company has authorized capital stock as set forth in the Prospectus. One share of Common Stock is, and no shares of preferred stock are, issued and outstanding. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Upon issuance, sale, and delivery thereof against payment therefor, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests (subject to the provisions of the Banking Code). There is no outstanding option, warrant or other right calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except pursuant to this Agreement and except for stock options described in the Registration Statement (the "Stock Options") under the Company's 1998 Stock Option and Incentive Plan (the "Stock Option Plan"). The Common Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

                  (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (s) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.

                  (t) Neither the Company, nor the Bank, nor, to the Company's knowledge any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other



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         unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (u) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

                  (v) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholder or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

                  (w) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (x) The Company has obtained from all of its executive officers and directors their written agreement that (i) for a period of 180 days from the date of the Effective Date, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of Stock Options under the Stock Option Plan, (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause and (3) the redemption by the Company of the share of Common Stock outstanding on the date hereof, and (ii) for a period of three months from the date of the Effective Date, they will not sell, transfer, assign, pledge, or hypothecate any shares of Common Stock acquired under Paragraph l(b), above.

         5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit time, on the date of this Agreement or on such later date and time as shall be consented to in writing by the Underwriters; if the filing of



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         the Prospectus, or any supplement thereto, is required pursuant to Rule
         424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) At each Closing Date, the Underwriters shall have received the favorable opinion of Baker & Daniels, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel for the Underwriters to the effect that:

                           (i) The Company is existing as a corporation under
                  the laws of the State of Indiana. The Bank is existing as a banking corporation under the Banking Code. Neither the Company nor the Bank is required to be qualified to do business in any jurisdiction outside Indiana where the failure so to qualify would have a material adverse effect on the business of the Company or the Bank.

                           (ii) Each of the Company and the Bank has full
                  corporate power, and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental bank regulatory officials and bodies, necessary to own its properties and to commence and conduct its business as described in the Registration Statement and Prospectus, including, without limitation, the DFI Order, FDIC Order, FRB Order and the Holding Company Approval, subject to the fulfillment of the conditions with respect to the DFI Order, FDIC Order, FRB Order and the Holding Company Approval all as described in Section 4(f) above, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of its properties or the commencement or conduct of its business.

                           (iii) The authorized capital stock of the Company is
                  as described in the Prospectus. Immediately prior to the Firm Shares Closing Date, the Company had only one share of Common Stock issued and outstanding. The Common Stock is not subject to preemptive rights. The Shares have been duly and validly authorized and, when the Shares have been issued and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of this Agreement, (A) the Shares will be fully paid and nonassessable and will not be subject to preemptive rights, and (B) the Company will have conveyed to the Underwriters good and valid title to the Shares. The Shares, the other authorized capital stock of the Company, and the Stock Options, in each



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                  case, conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (iv) To the best of such counsel's knowledge, the
                  Company has no directly or indirectly held subsidiary other than the Bank.

                           (v) The certificates evidencing the Shares (A) are in
                  the form approved by the Board of Directors of the Company,
                  (B) comply with the Restated Articles of Incorporation and by-laws of the Company, and (C) comply as to form, and in all other material respects, with applicable legal requirements.

                           (vi) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company.

                           (vii) To the best of such counsel's knowledge, there
                  are no (A) contracts or other documents that are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) legal or governmental proceedings pending or threatened against the Company or the Bank, and (C) statutes or regulations applicable to the Company or the Bank, or certificates, permits, consents, approvals, orders, licenses or authorizations from regulatory officials or bodies that are required to be obtained or maintained by the Company or the Bank, in any case that are of a character required to be disclosed in the Registration Statement and Prospectus that have not been so disclosed.

                           (viii) The statements in the Registration Statement
                  and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements, laws, regulations or regulatory requirements, or insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

                           (ix) To the best of such counsel's knowledge, neither
                  the execution, delivery and performance by the Company of this Agreement nor the consummation by the Company of the transactions herein contemplated will (A) give rise to a right to terminate, or accelerate the due date of any payment due under, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or assets is bound, or (B) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or the Bank or of any statute, order, rule or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or governmental body, the effect of which, in any such case referred to in this paragraph (ix), would be expected to be materially adverse to the Company or the Bank.

                           (x) To the best of such counsel's knowledge, no
                  consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery by the Company of this Agreement or with the sale of the Shares to the Underwriters as contemplated by this Agreement, except those that have been obtained or those that may be required under state "blue sky" laws.

                           (xi) To the best of such counsel's knowledge, neither
                  the Company nor the Bank is (A) in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank, as the case may be, is a party or (B) in violation of any term or provision of either of their articles of incorporation or by-laws or of any franchise, license, grant, permit, judgment, decree or order applicable to them.

                           (xii) The Registration Statement and the Prospectus
                  (other than the financial statements and other financial information included therein, as to which no opinion or belief need be expressed), as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Rules.

                           (xiii) The Registration Statement has become
                  effective under the Securities Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Securities Act.

                  In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to the Underwriters. Copies of all such certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                  In addition, such counsel shall state that they have participated in conferences with officers of the Company and a representative of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

                  (c) On or prior to each Closing Date, the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subsection (b) of this Section 5, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

                  (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which the Underwriters have given their written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act with respect to the Registration Statement and no proceedings therefor shall have been initiated or be threatened by the Commission.

                  (e) At each Closing Date, the Underwriters shall have received a certificate signed by the President and another officer of the Company dated the Firm Shares Closing Date or Optional Shares
         Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares

         Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 4 hereof.

                  (f) At or prior to each Closing Date, the Underwriters shall have received a "blue sky" memorandum of Honigman Miller Schwartz and Cohn, counsel for the Underwriters, addressed to the Underwriters and in form and scope reasonably satisfactory to the Underwriters, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

                  (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters, and the Underwriters shall have received from counsel for the Underwriters a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under subsections (b) (i),
         (iii), (vi), and (xiii) of this Section 5, and with respect to such other related matters as the Underwriters may reasonably require, if the failure to receive a favorable opinion with respect to such other related matters would cause the Underwriters to deem it inadvisable to proceed with the sale of the Shares.

                  (h) There shall have been duly tendered to the Underwriters certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

                  (i) No order suspending the sale of the Shares prior to each Closing Date, in any jurisdiction listed in Exhibit B, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to the Underwriters' knowledge or that of the Company, shall be contemplated.

                  (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriters' participation in the same.

                  If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement pursuant to Section 9(b) hereof or, if the Underwriters so elect, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         6.       COVENANTS.

                  The Company covenants and agrees that it will:

                  (a) Use its best efforts to cause the Registration Statement to become effective and will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Underwriters. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

                  (c) Deliver to the Underwriters such number of copies of each preliminary prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Underwriters three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Underwriters such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as the Underwriters may reasonably request.

                  (d) Endeavor in good faith, in cooperation with the Underwriters and their counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Exhibit B. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company will advise the Underwriters promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of the Underwriters, will use all reasonable efforts to obtain the withdrawal thereof.

                  (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

                  (f) For a period of three years from the Effective Date, furnish to its shareholders annual audited consolidated financial statements with respect to the Company including balance sheets and income statements and make available to its shareholders upon request quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

                  (g) For a period of three years from the Effective Date, furnish to the Underwriters the following:

                           (i) at the time they have been sent to shareholders
                  of the Company or filed with the Commission three copies of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

                           (ii) as soon as practicable, three copies of every
                  press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

                           (iii) all other information reasonably requested by
                  the Underwriters with respect to the Company to comply with Rule 15c2-11 of the Rules; and

                           (iv) such additional documents and information with
                  respect to the Company and its affairs as the Underwriters may from time to time reasonably request.

                  (h) Acquire all of the Bank's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever, for not less than $15,000,000 from the proceeds of the offering and, in all other material respects, apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which the Underwriters shall reasonably object in writing after being furnished a copy thereof.

                  (j) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

                  (k) Give advance written notice to the DFI of the Bank's projected opening date, and in all other respects use reasonable efforts to comply with the requirements of, and satisfy the conditions of, the DFI Order, FDIC Order, FRB Order and the Holding Company Approval, which are required to be complied with prior to the Bank commencing the business of banking; provided, however, that it shall not be a breach of this Section 6(k) for the Company or the Bank to fail to maintain any specified level of capital, surplus, capital ratio, valuation reserve or financial or operating performance after the Bank has commenced the business of banking or to fail to satisfy any such requirement or condition if such failure is waived or performance of such requirement or condition is accepted as sufficient by the DFI, the FDIC, and/or the FRB, as applicable.

                  (l) Pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the photocopying of the Underwriting Agreement and related agreements including, without limitation, the Dealer Agreement; (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriters; (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit B, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (4) the furnishing (including costs of shipping and mailing) to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished; (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting; (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 6(g); (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; (8) the inclusion of the Shares on the OTC Bulletin Board; and (9) the Underwriters' out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to the Underwriters (such out-of-pocket expenses and legal fees payable by the Company shall not exceed $50,000). Upon a successful completion of the offering, the Underwriters will credit the out-of-pocket and legal fee reimbursement described in Section 6(l)(9) against the underwriting discount.

                  (m) Not, without the prior written consent of the Underwriters, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 180 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plan as described in the Prospectus.

                  (n) For not less than 3 fiscal years after the Effective Date, unless the Underwriters shall otherwise consent in writing, (i) timely file with the Commission all reports required by Section 15(d) of the Exchange Act and not seek suspension of the duty to file such reports, and (ii) not less frequently than annually prepare a proxy statement and annual report which conform substantially to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners substantially in the manner which would be required by Commission Regulation 14A if applicable.

                  (o) Use its best efforts to cause itself and the Bank to commence their businesses as described in the Prospectus not later than __________, 1999.

         7.       INDEMNIFICATION.

                   (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement (subject to the exception contained in the last sentence of Section 7(c)) of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) on account of any losses, claims, damages or liabilities arising from the sale of the Shares in the public offering to any person by the Underwriters if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through Roney Capital Markets specifically for use therein; and provided, further, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that a copy of the Prospectus as then amended or supplemented was not sent or given to any person at or prior to the written confirmation of the sale of Shares to such person in any case where such delivery is required by the Securities Act if the Company previously had furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus as so amended or supplemented. The Company shall not be liable hereunder to the Underwriters (or any controlling person thereof) to the extent that any loss, claim, damage or other liability incurred by the Underwriters arises from the Underwriters' fraudulent act or omission.

                  (b) The Underwriters agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through Roney Capital Markets specifically for use therein. The Underwriters shall not be liable hereunder to the Company (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

         8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement (subject to the exception contained below in this Section 8) of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from other persons) to which the Company and the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares, as well as the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities result from the fact that a copy of the Prospectus as then amended or supplemented was not sent or given to any person at or prior to the written confirmation of the sale of Shares to such person in any case where such delivery was required by the Securities Act, if the Company previously had furnished copies thereof to such Underwriter and the loss, claim, damage or liability resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus as so amended or supplemented. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing for or defending against any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         9. TERMINATION. This Agreement may be terminated by the Underwriters by notifying the Company at any time:

                  (a) at or before any Closing Date if, in the judgment of the Underwriters, payment for and delivery of the Shares is rendered impracticable or inadvisable because (1) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York, Michigan or Indiana authorities, (2) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Shares, (3) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in the Underwriters' opinion, make it inadvisable to proceed with the offering of the Shares, (4) the DFI Order, FDIC Order, FRB Order or Holding Company Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in the Underwriters' reasonable opinion, (5) in the Underwriters' reasonable opinion it is not probable that the Company and Bank will be able to commence business before _________, 1999, for any reason, or (6) there shall have been such material change in the condition, business operations or prospects of the Company or the market for the Shares or similar securities as in the Underwriters' judgment would make it inadvisable to proceed with the offering of the Shares; or

                  (b) at or before any Closing Date, if any of the conditions specified in Section 5 or any other agreements, representations or warranties of the Company in this Agreement shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to the Underwriters (other than for obligations assumed in Section 6(l) hereof), and the Underwriters shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reasons provided in subparagraphs (a) and (b) above, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to the Underwriters) up to a maximum of $50,000 (including the $20,000 advance below) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. The Underwriters acknowledge receipt of a $20,000 advance from the Company. If this Agreement is terminated for any reason, the Underwriters shall be entitled to retain such advance as reimbursement for its accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $20,000, the Underwriters shall pay such difference to the Company. If this Agreement is not terminated, the $20,000 shall be credited at closing against the underwriting discount.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and the respective representations, warranties and agreements of the Company and the Underwriters, including, without limitation, the payment and reimbursement agreements contained in Section 6(l) hereof, the indemnity and contribution agreements contained in Sections 7 and 8 hereof and the agreements contained in this Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person of any Underwriter, or by or on behalf of the Company or any officer or director or controlling person of the Company, and shall survive delivery of the Shares to and payment for the Shares by the Underwriters pursuant to this Agreement. In addition, the payment and reimbursement agreements contained in
Section 6(l) hereof, the indemnity and contribution agreements contained in Sections 7 and 8 hereof and the agreements contained in this Section 10 shall survive termination of this Agreement.

         11. MISCELLANEOUS. This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriters or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriters merely because of such purchase.

             All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph, if subsequently confirmed in writing, to the Underwriters, care of Roney Capital Markets, at One Griswold, Detroit, Michigan 48226 (facsimile No. (313) 963-2303) (with a copy to Donald J. Kunz, Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226 (facsimile No. (313) 465-7455)); and to the Company at 116 East Berry Street, Suite ___, Fort Wayne, Indiana 46802, Attention: Donald F. Schenkel, President and Chief Executive Officer (with a copy to Daniel L. Boeglin, Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204 (facsimile No. (317) 237-1000).

             The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.

         Please confirm that the foregoing correctly sets forth the agreement between us.

                                          Very truly yours,

                                          TOWER FINANCIAL CORPORATION


                                          By:
                                              ----------------------------------
                                                   Donald F. Schenkel
                                                   Its:  Chief Executive Officer


Accepted as of the date hereof:

RONEY CAPITAL MARKETS,
   a division of First Chicago Capital Markets, Inc.


By:
     ---------------------------
         John C. Donnelly
         Managing Director


MCDONALD INVESTMENTS INC.

By:
     ---------------------------

                                   SCHEDULE I


                                                      TOTAL NUMBER OF                 NUMBER OF OPTION SHARES TO
                                                       SHARES TO BE                    BE PURCHASED IF MAXIMUM
UNDERWRITERS                                            PURCHASED                        OPTION IS EXERCISED
                                                      ----------------             ----------------------------
Roney Capital Markets..........................          1,100,000                            165,000

McDonald Investments Inc.......................            900,000                            135,000
                                                         ---------                            -------

                  Total                                  2,000,000                            300,000







                                    EXHIBIT A




                                              Number                                   Relationship
                                                of                                     of Person to
            Name                              Shares                                  to the Company
            ----                             --------                                -----------------






                                    EXHIBIT B


                                     States


                                     Florida
                                    Illinois
                                     Indiana
                                      Iowa
                                    Kentucky
                                    Michigan
                                    Minnesota
                                    Missouri
                                    New York
                                      Ohio
                                  Pennsylvania
                                    Wisconsin